EXHIBIT  16.1

Securities and Exchange Commission
100 F Street, NE
Washington, D.C.  20549

Dear Sir:

We have read and agree with the comments in item 4.01 of form 8-K of Tidelands Oil & Gas Corporation ( Commission File No. 0-29613 ) dated June 28, 2007 insofar as the comments relate to our firm.

Yours truly,
/s/ Baum & Company, P.A.
Certified Public Accountants